                                                                    EXHIBIT 10.2

                             BCC ACQUISITION II LLC
                        C/O BAY CITY CAPITAL FUND I, L.P.
                          750 BATTERY STREET, SUITE 400
                             SAN FRANCISCO, CA 94109

                                November 21, 2005

CONFIDENTIAL

Diametrics Medical, Inc.
3050 Centre Pointe Drive, Suite 150
St. Paul, MN 55113

Ladies and Gentlemen:

          BCC Acquisition II LLC, a Delaware limited liability company ("BCCAII"), hereby agrees to deliver into escrow with Ocean Park Advisors, LLC ("OPA"), pursuant to the terms of the Escrow Agreement (as defined below), for the benefit of Diametrics Medical, Inc., a Minnesota corporation ("DMED"), the amount of $75,000 (the "Commitment"), which Commitment shall be payable to or on behalf of DMED from the escrow from time to time upon the written request of DMED in connection with the compromise and settlement of the liabilities set forth on Exhibit A hereto; provided that BCCAII's obligation to make such payment is conditioned upon (i) the prior or concurrent completion of the transfer of certain DMED securities owned by BCCAII to OPA and M.A.G. Capital, LLC ("MAG") pursuant to a letter agreement of even date herewith and (ii) BCCAII shall receive from DMED a duly executed general release substantially in the form attached hereto as Exhibit B.

          The Commitment shall become part of the Escrow Deposit described in and held subject to the escrow letter agreement dated as of the date hereof among BCCAII, OPA, MAG and DMED (the "Escrow Agreement").

          This letter agreement shall in no way obligate, or be deemed to obligate, BCCAII to pay any amounts to any creditors of DMED with respect to the liabilities set forth on Exhibit A and neither such creditors nor any other party shall be a third party beneficiary of the agreements set forth herein.

          This letter agreement shall be interpreted in accordance with and governed by the laws of the State of California applicable to agreements made and to be performed wholly within that jurisdiction, without reference to the conflicts of laws principles thereof.

                            [SIGNATURE PAGE FOLLOWS]

          This letter agreement may be executed in counterparts, each one of which shall be deemed an original and all of which taken together shall constitute one and the same document.

                                        Sincerely,

                                        BCC ACQUISITION II, LLC

                                        By: Bay City Capital Fund I, L.P.,
                                            its Manager

                                        By: Bay City Capital Management LLC,
                                            its general partner


                                        By: /s/ Fred Craves
                                            ------------------------------------
                                            Fred Craves, Manager and Managing
                                            Director

ACCEPTED AND AGREED TO THIS
21ST DAY OF NOVEMBER, 2005

DIAMETRICS MEDICAL, INC.


By: /s/ W. Glen Winchell
    ---------------------------------
Name: W. Glen Winchell
Its: Sr. Vice President of Finance
     and CFO

                                    EXHIBIT A

                               CERTAIN LIABILITIES

       VENDOR          ESTIMATED AMOUNTS
       ------          -----------------
Dorsey & Whitney            $288,839
Easton Associates           $ 22,309
Bay City Capital LLC        $ 13,289
William Moffitt             $  6,839
Venturi Group               $  3,572
Entero Medics               $  1,677
AM Minnesota                $183,014
Liberty Property Ltd        $112,770
RR Donnelley                $ 27,494

                                    EXHIBIT B

                    FORM OF RELEASE OF BCC ACQUISITION II LLC

                                 [SEE ATTACHED]

                                 GENERAL RELEASE

          For good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned party ("Releasor") hereby agrees as follows:

          1. Release. Releasor releases BCC Acquisition II LLC and its predecessor entities, affiliates and subsidiaries (collectively "BCCAII"), and its past and present shareholders, employees and former employees, agents, directors, officers, attorneys, predecessors, successors, assigns, heirs, executors, administrators, and all other persons, firms, corporations, associations, partnerships, or entities having any legal relationship to BCCAII (collectively, "Releasees"), from any and all claims, demands and causes of action of any kind or nature, whether known or unknown or suspected or unsuspected to Releasor, which Releasor now owns or holds, or has at any time before this owned or held against any of them relating to, arising out of, or in any way connected with BCCAII.

          2. California Civil Code Section 1542. It is Releasor's intention that Releasor's execution of this Agreement will forever bar any released claims, demand, cause of action, charge and grievance related to BCCAII and the Releasees. Because this is Releasor's intention, Releasor expressly waives any and all rights and benefits conferred upon Releasor by the provisions of Section 1542 of the California Civil Code. Section 1542 provides:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

          3. Remedies, Attorney Fees, Binding Arbitration. Releasor will not bring any action against BCCAII or the Releasees with respect to any claims, demands or causes of action released pursuant to in this Agreement. In the event Releasor brings any such action: (a) BCCAII will be entitled to all lawful remedies; and (b) all other provisions of this Agreement will remain in full force and effect. In the event of any dispute arising out of or related to this Agreement, the parties agree to enter into binding arbitration under the commercial rules of the American Arbitration Association. The location for such arbitration shall be Minneapolis, Minnesota. The governing law shall be Minnesota law. The prevailing party shall be entitled to recover reasonable attorney's fees and costs.

          4. Enforceability. If any term or provision of this Agreement is held to be invalid or unenforceable, the remaining terms or provisions of this Agreement will continue to be valid and will be performed, construed and enforced to the fullest extent permitted by law, and the invalid or unenforceable term will be deemed amended and limited in accordance with the intent of the parties, as determined from the face of the Agreement, to the extent necessary to permit the maximum enforceability or validation of the term or provision.

          5. Headings. Paragraph headings are for the convenience of the parties only.

          IN WITNESS WHEREOF, Releasor has executed and delivered this General Release as of the day and year set forth below.

Date: ___________ __, 2005

                                        DIAMETRICS MEDICAL, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------